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                                                                     Exhibit 5.1

Neumiller & Beardslee, a Professional Corporation
5th Floor, Waterfront Office Towers II
P.O. Box 20
Stockton, California 95201-3020

ROBERT C. MORRISON


December 22, 2000



Pac-West Telecomm, Inc.
4210 Coronado Avenue
Stockton, California 95204

Re:     Registration Statement on Form S-8 for Pac-West Telecomm, Inc.

Ladies/Gentlemen:

We have acted as counsel to Pac-West Telecomm, Inc., a California corporation (the "Company"), from time to time in connection with certain general corporate matters. As you know, our representation of the Company is limited to specific matters about which we are consulted. The Company regularly employs other legal counsel for various matters, including, but not limited to, telecommunications licensing and regulatory matters; litigation; qualified and non-qualified employee benefit plans, including the Plans as defined below; and various securities matters including the registration and sale to the public of its securities, including the securities to be issued in the transactions which give rise to this opinion. This firm and the undersigned have not participated in the preparation of the Registration Statement on Form S-8 referred to below or in review of the factual and legal matters therein contained or in determining its legal sufficiency. We disclaim any opinion or responsibility for the factual accuracy thereof.

This letter is being issued in connection with the registration by the Company of up to 3,225,500 shares of the Company's Common Stock, par value $.001 per share (the "Shares"), pursuant to a Registration Statement on Form S-8 filed on or about the date hereof, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Shares are to be issued by the Company from time to time in connection with the exercise of stock options granted under
(i) the Pac-West Telecomm, Inc. 1999 Stock Incentive Plan, as amended May 2, 2000; (ii) the Company's 2000 Non-Qualified Napa Valley Stock Incentive Plan;
(iii) the Company's 2000 Employee Stock Purchase Plan; (iv) the Company's 1998 Griffin Non-Qualified Stock Incentive Plan; and (v) the Company's 1998 Bryson Non-Qualified Stock Incentive Plan (the "Plans").

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Pac-West Telecomm, Inc.
December 22, 2000
Page 2
__________________________




In that connection, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this letter, including (i) the Amended and Restated Articles of Incorporation and Certificates of Amendment thereto and By-Laws of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the Shares,
(iii) the Registration Statement and exhibits thereto, (iv) the Plan; and (v) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein.

For purposes of this letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this letter is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. In preparing this letter we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information provided to us by the Company or its representatives including but not limited to all factual information set forth or incorporated by reference in the Registration Statement and Exhibits; and (iii) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. We have assumed that the options and other rights under the Plans pursuant to which any Shares are to be issued are, and at the time of issuance of any related Shares will be, validly issued and outstanding and we have assumed that the Company has complied with or will timely comply with all applicable Blue Sky laws prior to issuance of the Shares.

Our advice on every legal issue addressed in this letter is based exclusively on the Corporate Law of the State of California and the federal law of the United States, and represents our opinion as to how that issue would be resolved where it to be considered by the highest court in the jurisdiction which enacted such law.
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Pac-West Telecomm, Inc.
December 22, 2000
Page 3
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Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the issuance of the Shares has been duly authorized and that (i) upon effectiveness under the Act of the Registration Statement, and (ii) when appropriate certificates representing the Shares are duly countersigned by the Company's transfer agent/registrar and delivered against payment of the agreed consideration therefor all in accordance with the terms and conditions of the Plan and the applicable option agreement entered into in connection therewith, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this letter with the Commission as Exhibit
5.1 to the Registration Statement.

This letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

This is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

NEUMILLER & BEARDSLEE
A Professional Corporation



By:  /s/ Robert C. Morrison
    _________________________________
     ROBERT C. MORRISON, Principal


RCM/RCM